UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2008

BLACKHAWK BIOFUELS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-136353	20-2760722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 South Chicago Avenue, Freeport, Illinois	61032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (815) 235-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Biofuels Company of America, LLC

On March 14, 2008 Blackhawk Biofuels, LLC (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Biofuels Company of America, LLC (“BCA”), which provides for the Company to acquire the under-construction assets of a biodiesel facility in Danville, Illinois.  Other parties to the Agreement are Renewable Energy Group, Inc. (“REG”), which will provide financing for the transaction, and Biodiesel Investment Group, LLC and Bunge North America, Inc., which are the owners of BCA.

The Agreement provides that the Company will acquire specified assets of BCA and will assume certain liabilities of BCA.  The consideration payable to BCA will be in the form of 1,882,927 shares of common stock of REG, for which the Company will issue to REG a convertible promissory note in the amount of $21,700,000 pursuant to a loan agreement to be entered into with REG.  The Company will also assume, or enter into a new agreement to replace, $24,650,000 in debt financing provided to the facility by Fifth Third Bank.

The completion of the transaction is subject to the satisfaction of closing conditions and the completion of financing under commitment letters provided by Fifth Third Bank and REG.

A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Management and Operating Services Agreement with Renewable Energy Group, Inc.

Also on March 14, 2008 the Company entered into a Management and Operational Services Agreement (the “Services Agreement”) with two REG affiliates, REG Services Group, LLC (“REG Services”) and REG Marketing & Logistics Group, LLC (“REG Marketing”).   Under the Services Agreement, REG Services and REG Marketing will have responsibility for marketing of the Company’s production of biodiesel when the Company’s plant commences production.  In addition, it provides for the extension of trade credit by REG Services and REG Marketing to the Company in connection with the purchase of raw materials and sale of biodiesel by the Company or on the Company’s behalf.  The trade credit will be secured by the Company’s inventories and receivables.  The Services Agreement also provides that upon the closing of the Agreement to acquire assets of BCA, REG Services will be entitled to appoint one member to the board of managers of the Company.

Item 8.01  Other Events.

On March 14, 2008 the Company broke escrow on its previously completed public offering of Class A Units.  The total amount raised in the offering and released from escrow was $25,102,000.  These funds will be used to provide financing to complete the Company’s biodiesel facility in Danville, Illinois.

On March 17, 2008 the Company sent a letter to its members with regard to the acquisition of the biodiesel facility assets in Danville, Illinois. A copy of the Company’s letter to members is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

        (d)  Exhibits

2.1

Asset Purchase Agreement among Blackhawk Biofuels, LLC, Renewable Energy Group, Inc., Biofuels Company of America, LLC, Biodiesel Investment Group, LLC and Bunge North America, Inc., dated March 14, 2008

99.1	Letter to members dated August 17, 2008

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK BIOFUELS, LLC

Date: March 20, 2008	/s/ RONALD MAPES
Ronald Mapes Chair (Principal Executive Officer)